FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2001

Allegheny Energy, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-267	13-5531602
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

10435 Downsville Pike

Hagerstown, Maryland 21740-1766

(Address of principal executive offices)

Registrant's telephone number,

Including area code:  (301) 790-3400

Item 1 - 8.  Not Applicable

Item 9.  Regulation FD Disclosure

Earnings Release

On July 26, 2001 Allegheny Energy, Inc. (NYSE: AYE) reported a 55 percent increase in second quarter 2001 earnings per share to a record $1.01, compared to second quarter 2000 earnings per share of $.65. Net income increased 70 percent in the second quarter of 2001 to $121.3 million, compared to second quarter 2000 net income of $71.5 million.

The second quarter increase in earnings per share mainly reflects higher net revenue from unregulated operations, primarily related to the energy trading activities of Allegheny Energy Global Markets, which was acquired on March 16, 2001. The Company also attributes the increase to the successful expansion of its energy delivery business through the acquisition of Mountaineer Gas, a natural gas distribution company in West Virginia. In addition, the second quarter 2001 earnings per share reflect Allegheny Energy's sale of 14.26 million shares of common stock on May 2, 2001, which reduced the earnings per share by $.08.

Earnings for the six months ended June 30, 2001, were $221.8 million ($1.93 per share), excluding the first quarter after-tax charge of $31.1 million ($.27 per share) associated with the cumulative effect of an accounting change due to the adoption of the Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Earnings for the six months ended June 30, 2000, were $157.9 million ($1.43 per share), excluding a first quarter extraordinary charge of $70.5 million ($.64 per share). This 35 percent increase in year-to-date earnings per share is attributed to unregulated operations reflecting gains from energy trading activities and the continued improvement and expansion of the Company's energy delivery business through the acquisition of Mountaineer Gas.

"Our 55 percent increase in second quarter earnings per share and 35 percent growth in year-to-date earnings per share demonstrate that Allegheny Energy's strategy and focus is adding real value for our shareholders," said Alan J. Noia, Chairman, President, and Chief Executive Officer of Allegheny Energy. "The strong performance of our Allegheny Energy Global Markets marketing and trading operation has, as we had anticipated, enhanced the value of our competitive portfolio of generating assets located across the country. Add to that a growing energy delivery business, which continues to provide value, and Allegheny has a very solid combination, poised for even greater success as we continue our transformation into a national energy merchant."

Excluding the accounting change and extraordinary and other charges as shown on the following chart, earnings for the twelve months ended June 30, 2001, were $377.6 million ($3.35 per share), compared to $300.9 million ($2.71 per share) for the twelve months ended June 30, 2000. The increase in earnings per share was mainly due to higher net revenue from energy marketing and trading and the improved performance and expansion of the Company's energy delivery business through the acquisition of Mountaineer Gas.

"We are pleased with our second quarter and year-to-date results," added Noia. "In addition, we are confident that our unwavering commitment to a proven growth strategy and solid performance year to date will allow us to achieve our 2001 earnings guidance of $3.80-$4.10 a share. Our portfolio of energy businesses is providing shareholder value today, and we will work to continue to deliver positive results for shareholders in the future."

Per share earnings for comparable 2001 and 2000 periods were:

	Second Quarter		6 Months Ended June		12 Months Ended June

	2001	2000	2001	2000	2001	2000

Income before accounting change and extraordinary and other charges	$1.01	$.65	$1.93	$1.43	$3.35	$2.71
Accounting change: adoption SFAS 133			(.27)		(.28)
Extraordinary charges for electric utility restruciting orders				(.64)	(.06)	(.79)
Extraordinary charge for reacquired debt						(.09)
Merger-related costs						(.11)
Cancelled pumped-storage project costs						(.07)
Reported earnings per share	$1.01	$.65	$1.66	$.79	$3.01	$1.65

During the second quarter of 2001, Allegheny Energy actively pursued a number of opportunities aimed at increasing revenue and improving shareholder value. The following are some of the quarter's milestones:

Allegheny Energy Seeks Approval for IPO

  On July 23, Allegheny Energy filed a U-1 application with the Securities and Exchange Commission (SEC), seeking approval of an initial public offering (IPO) of up to 18 percent of the common stock in a new holding company, which would own 100 percent of its unregulated generating subsidiary, Allegheny Energy Supply Company, LLC. The Company expects, subject to market and other conditions, to distribute to shareholders of Allegheny Energy, Inc., common stock the remaining ownership of the Allegheny Energy Supply holding company during 2002 in a tax-free distribution.

The purpose of the IPO and equity distribution is to permit the Company's energy delivery company and Allegheny Energy Supply to focus on their respective businesses and market opportunities and, in particular, to allow Allegheny Energy Supply to pursue its growth strategy for the electric power generation business. The filing of a U-1 application marks the Company's first official step in the IPO process. Later in the third quarter, Allegheny Energy expects to file an S-1 Registration Statement with the SEC.

Common Stock Offering
  On May 2, Allegheny Energy closed the public offering of its common stock, selling a total of 14.26 million shares. Net proceeds totaled approximately $667 million, which were used to fund the Company's acquisition of generating facilities in the Midwest and for other corporate purposes. The total offering, which was announced in April, was priced at $48.25 per share.

Former FERC Chairman Elected to Allegheny Energy Board
  James J. Hoecker, immediate past Chairman of the Federal Energy Regulatory Commission (FERC), has been elected to the Allegheny Energy, Inc. Board of Directors. Hoecker, currently a Partner in the law firm of Swidler Berlin Shereff Friedman, LLP, was appointed a FERC Commissioner in 1993 and served as its Chairman from 1997 until he departed the agency in 2001.

Generating Assets, Marketing, and Trading

  Allegheny Energy Supply has signed a 15-year, natural gas tolling agreement with Las Vegas Cogeneration II for 222 megawatts (MW) of generating capacity. Under the terms of the contract, Allegheny Energy will have control of a 222-MW natural gas-fired, combined-cycle generating facility in Las Vegas, Nev., beginning in the third quarter of 2002. The output will be sold into the Western Systems Coordinating Council by Allegheny Energy Global Markets.
  Allegheny Energy announced a joint venture with CONSOL Energy, Inc. to construct an 88-MW generating facility in Virginia. Each company will own a 50-percent interest in the facility, which is expected to be in operation by mid-2002. Allegheny Energy Supply will operate the facility and the output will be sold into the competitive marketplace.
  Allegheny Energy Supply has received air permits for the construction of two simple-cycle natural gas combustion turbines in Chambersburg, Pa., which will generate 88 MW of electricity. The facility is expected to be in operation by year's end.

Other Highlights
  Allegheny Power, the energy delivery business of Allegheny Energy, tied for second place in the nation in the American Customer Satisfaction Index (ACSI), an independent study of residential customers produced by the National Quality Research Center at the University of Michigan's Business School. The study ranks the 30 largest investor-owned gas and electric companies in the nation on various attributes of customer satisfaction.

Allegheny Energy, Inc. is a diversified energy company headquartered in Hagerstown, Md. It has been named to the Fortune 500 list, the Standard and Poor's 500 index, and the Forbes "Platinum 400" list. The Allegheny Energy family includes Allegheny Power, which delivers electric energy and natural gas to about three million people in parts of Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; Allegheny Energy Supply Company, LLC, which develops, owns, and operates electric generating facilities and supplies and trades energy and energy-related commodities in selected domestic retail and wholesale markets; and Allegheny Ventures, which invests in and develops telecommunications and energy-related projects. For more information, visit our web site at www.alleghenyenergy.com.

Allegheny plans to hold its analyst conference call to discuss earnings results at 11:00 a.m. (Eastern Time) on July 27, 2001. Investors, the news media, and others may listen to a live internet broadcast of the call at www.alleghenyenergy.com or www.streetevents.com by clicking on an available audio link. The call will also be archived for replay purposes for 10 business days after the live broadcast on both of these web sites. Supporting financial data will also be available on the Company's web site for review.

Certain statements above constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditure and development activities, and its plans for an IPO and distribution. Such factors include, among others, the following: changes in general and economic and business conditions; changes in the price of electricity and natural gas; industry capacity; changes in technology; changes in financial market conditions; changes in political, social, and economic conditions; deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; the consequences of the separation of the operations of Allegheny Energy; regulatory approvals and conditions applicable to the transaction; the loss of any significant customers; capital market conditions; and changes in business strategy or business plans

ALLEGHENY ENERGY EARNINGS
SECOND QUARTER 2001

Three months ended June 30	2001	2000
Sales to regulated electric customers, gigawatt-hours (Note 1)	10,805	10,813

Revenues ($000) (Note 2)
Regulated Electric Revenues	$ 563,930	$ 554,799
Regulated Other Revenues	28,677	15,815
Regulated Gas Revenues	37,890	3,347
Unregulated Generation and Energy Marketing	2,809,389	286,488
Allegheny Ventures	16,563	4,874
Total ($000)	$ 3,456,449	$ 865,323

Consolidated income before extraordinary and other transactions ($000)	$ 121,315	$ 71,456
West Virginia extraordinary charges (Note 4)
Cumulative effect of accounting change (Note 5)
Consolidated net income ($000)	$ 121,315	$ 71,456

Basic and diluted earnings per average share (Note 3)
Before extraordinary and other transactions	$ 1.01	$ 0.65
West Virginia extraordinary charges (Note 4)
Cumulative effect of accounting change (Note 5)
Consolidated earnings per share	$ 1.01	$ 0.65
Average common shares outstanding (000)	119,842	110,436

Year to date June 30	2001	2000
Sales to regulated electric customers, gigawatt-hours (Note 1)	22,812	22,197

Revenues ($000) (Note 2)
Regulated Electric Revenues	$ 1,204,200	$ 1,151,077
Regulated Other Revenues	56,402	32,301
Regulated Gas Revenues	147,233	13,133
Unregulated Generation and Energy Marketing	3,838,872	527,554
Allegheny Ventures	24,083	8,048
Total ($000)	$ 5,270,790	$ 1,732,113

Consolidated income before extraordinary and other transactions ($000)	$ 221,829	$ 157,851
West Virginia extraordinary charges (Note 4)	-	(70,505)
Cumulative effect of accounting change (Note 5)	(31,147)	-
Consolidated net income ($000)	$ 190,682	$ 87,346

Basic earnings per average share
Before extraordinary and other transactions	$ 1.93	$ 1.43
West Virginia extraordinary charges (Note 4)	-	(0.64)
Cumulative effect of accounting change (Note 5)	(0.27)	-
Basic consolidated earnings per share	$ 1.66	$ 0.79
Diluted consolidated earnings per share	$ 1.65	$ 0.79
Average common shares outstanding (000)	115,165	110,436

Twelve months ended June 30	2001	2000
Sales to regulated electric customers, gigawatt-hours (Note 1)	45,472	43,576

Revenues ($000) (Note 2)
Regulated Electric Revenues	$ 2,356,615	$ 2,255,418
Regulated Other Revenues	124,303	74,902
Regulated Gas Revenues	237,680	13,133
Unregulated Generation and Energy Marketing	4,793,608	835,594
Allegheny Ventures	38,323	28,116
Total ($000)	$ 7,550,529	$ 3,207,163

Consolidated income before extraordinary and other transactions ($000)	$ 377,630	$ 300,912
Reacquired debt extraordinary charge	-	(10,018)
Merger-related costs	-	(11,801)
Davis pumped-storage generation project costs	-	(8,160)
Maryland, Ohio, Virginia, and West Virginia extraordinary charges (Note 4)	(6,518)	(87,455)
Cumulative effect of accounting change (Note 5)	(31,147)	-
Consolidated net income ($000)	$ 339,965	$ 183,478

Basic earnings per average share
Before extraordinary and other transactions	$ 3.35	$ 2.71
Reacquired debt extraordinary charge	-	(0.09)
Merger-related costs	-	(0.11)
Davis pumped-storage generation project costs	-	(0.07)
Maryland, Ohio, Virginia, and West Virginia extraordinary charges (Note 4)	(0.06)	(0.79)
Cumulative effect of accounting change (Note 5)	(0.28)	-
Basic consolidated earnings per share	$ 3.01	$ 1.65
Diluted consolidated earnings per share	$ 3.00	$ 1.65
Average common shares outstanding (000)	112,781	111,354

Note 1: Excludes bulk power transaction sales.
Note 2: Excludes intercompany sales between regulated and unregulated.
Note 3: Basic and diluted earnings per share are the same.
Note 4: Costs after taxes determined to be unrecoverable as a result of deregulation proceedings in Maryland, Ohio,
Virginia, and West Virginia.
Note 5: Adoption of SFAS 133, Accounting for Derivative Instruments and Hedging Activities.

ALLEGHENY ENERGY HIGHLIGHTS
June 30, 2001

Second Quarter	2001	2000	Incr. (Decr.)
Revenue from Regulated Electric Customers ($ millions)
Residential	$ 219	$ 219	0.0%
Commercial	134	132	1.5%
Industrial	196	191	2.6%
Wholesale and Other	15	13	15.4%
Total Regulated Electric Transactions	$ 564	$ 555	1.6%
Revenue from Regulated Other Transactions ($ millions) (Note 1)	$ 29	$ 16	81.3%
Regulated Gas Revenues ($ millions)	$ 38	$ 3	1166.7%
Unregulated Generation and Energy Marketing ($ millions) (Note 1)	$ 2,809	$ 286	882.2%
Allegheny Ventures ($ millions) (Note 1)	$ 17	$ 5	240.0%

Sales to Regulated Electric Customers (gigawatt-hours)
Residential	3,104	3,101	0.1%
Commercial	2,306	2,292	0.6%
Industrial	5,048	5,069	-0.4%
Wholesale and Other	347	351	-1.1%
Total Regulated Electric Transactions	10,805	10,813	-0.1%

Sales to Regulated Gas Customers (MCFs)	12,198	352	3365.3%

Net Revenue ($ millions) *	$ 593	$ 417	42.2%
Other Operation and Maintenance ($ millions) **	$ 217	$ 142	52.8%

Year to Date	2001	2000	Incr. (Decr.)
Revenue from Regulated Electric Customers ($ millions)
Residential	$ 516	$ 493	4.7%
Commercial	271	261	3.8%
Industrial	386	367	5.2%
Wholesale and Other	31	30	3.3%
Total Regulated Electric Transactions	$ 1,204	$ 1,151	4.6%
Revenue from Regulated Other Transactions ($ millions) (Note 1)	$ 56	$ 32	75.0%
Regulated Gas Revenues ($ millions)	$ 147	$ 13	1030.8%
Unregulated Generation and Energy Marketing ($ millions) (Note 1)	$ 3,839	$ 528	627.1%
Allegheny Ventures ($ millions) (Note 1)	$ 24	$ 8	200.0%

Sales to Regulated Electric Customers (gigawatt-hours)
Residential	7,444	7,071	5.3%
Commercial	4,716	4,546	3.7%
Industrial	9,887	9,820	0.7%
Wholesale and Other	765	760	0.7%
Total Regulated Electric Transactions	22,812	22,197	2.8%

Sales to Regulated Gas Customers (MCFs)	36,099	1,689	2037.3%

Net Revenue ($ millions) *	$ 1,127	$ 876	28.7%
Other Operation and Maintenance ($ millions) **	$ 406	$ 290	40.0%

Twelve Months Ended	2001	2000	Incr. (Decr.)
Revenue from Regulated Electric Customers ($ millions)
Residential	$ 991	$ 957	3.6%
Commercial	540	516	4.7%
Industrial	770	732	5.2%
Wholesale and Other	56	50	12.0%
Total Regulated Electric Transactions	$ 2,357	$ 2,255	4.5%
Revenue from Regulated Other Transactions ($ millions) (Note 1)	$ 124	$ 75	65.3%
Regulated Gas Revenues ($ millions)	$ 238	$ 13	1730.8%
Unregulated Generation and Energy Marketing ($ millions) (Note 1)	$ 4,794	$ 836	473.4%
Allegheny Ventures ($ millions) (Note 1)	$ 38	$ 28	35.7%

Sales to Regulated Electric Customers (gigawatt-hours)
Residential	14,431	13,814	4.5%
Commercial	9,566	8,999	6.3%
Industrial	19,938	19,243	3.6%
Wholesale and Other	1,537	1,520	1.1%
Total Regulated Electric Transactions	45,472	43,576	4.4%

Sales to Regulated Gas Customers (MCFs)	59,959	1,689	3450.0%

Net Revenue ($ millions) *	$ 2,051	$ 1,708	20.1%
Other Operation and Maintenance ($ millions) **	$ 737	$ 619	19.1%

Revenues less fuel, purchased power and gas, gas produced, deferred fuel, cost of goods sold, and transmission by others.

Other operation and maintenance excludes fuel, purchased power, purchased gas, deferred fuel, and transmission by others. Amounts for the twelve months ended June 2000 include $19.7 million for merger-related costs and $16.2 million related to the Davis pumped storage generation project.

Note 1: Excludes intercompany sales between regulated and unregulated.

ALLEGHENY ENERGY EARNINGS COMPARISON
(Dollars per Share)
June 2001 versus June 2000

	Quarter	Year-to-Date
2001
Earnings per share:
Regulated utility	$ 0.363	$ 0.905
Unregulated generation	0.651	1.039
Other unregulated	(0.003)	(0.018)
Cumulative effect of accounting change	0.000	(0.270)
Reported EPS	1.011	1.656

2000
Earnings per share:
Regulated utility	0.475	1.053
Unregulated generation	0.161	0.365
Other unregulated	0.011	0.011
Extraordinary Charge	(0.000)	(0.638)
Reported EPS	0.647	0.791

Variance (2001 Reported EPS less 2000 Reported EPS)	$ 0.364	$ 0.865

Variance Reconciliation
Net Revenues:*
Regulated Sales and Deliveries
Number of Customers	$ 0.023	$ 0.041
Weather	(0.015)	0.045
Usage/Cost of Energy	0.107	0.168
Pennsylvania CTC True-Up Accrued	0.005	0.013
Regulated Generation	(0.348)	(0.709)
Mountaineer Gas Acquisition	0.110	0.312
Other Revenues	(0.023)	(0.008)
Unregulated Generation and Energy Marketing	1.147	1.583
Total Net Revenues Variance	1.006	1.445

Operation and Maintenance:
Production	(0.124)	(0.221)
Transmission and Distribution	(0.045)	(0.084)
Customer Accounting and Services	(0.018)	0.007
Administrative and General	(0.169)	(0.253)
Total Operation and Maintenance Variance	(0.356)	(0.551)

Other:
Depreciation and amortization	(0.082)	(0.086)
Taxes other than Income Taxes	(0.018)	(0.063)
Other Income	(0.027)	(0.003)
Interest Costs	(0.100)	(0.158)
Issuance of Shares	(0.083)	(0.083)
Income Tax	0.018	0.028
All Other	0.020	(0.003)
Total Other Variance	(0.272)	(0.368)

Allegheny Ventures Variance	(0.014)	(0.029)

Total EPS Variance before Extraordinary Charge and Accounting Change	0.364	0.497

Extraordinary Charge and Accounting Change	0.000	0.368

Total EPS Variance	$ 0.364	$ 0.865

Revenues less fuel, purchased power and gas, gas produced, deferred fuel, cost of goods sold, and transmission by others.

ALLEGHENY ENERGY SALES COMPARISON
June 2001 versus June 2000

	Second	Second		Year-to	Year-to
	Quarter	Quarter		Date	Date
	2001	2000	% Change	2001	2000	% Change
Gigawatt-Hours (Electricity)
Monongahela Power	2,796	2,869	-2.5%	5,829	5,848	-0.3%
Potomac Edison	3,444	3,388	1.7%	7,418	7,096	4.5%
West Penn Power	4,565	4,556	0.2%	9,565	9,253	3.4%
Regulated Electric Transactions	10,805	10,813	-0.1%	22,812	22,197	2.8%

Million Cubic Feet (Natural Gas)
Monongahela Power	12,198	352	3365.3%	36,099	1,689	2037.3%
Regulated Gas Transactions	12,198	352	3365.3%	36,099	1,689	2037.3%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Allegheny Energy, Inc.

/S/ MICHAEL P. MORRELL

Name: Michael P. Morrell

Title: Senior Vice President

Dated: July 27, 2001